Michael F. Cronin

Certified Public Accountant

October 1, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

I have read the statements made by Airguide, Inc. (copy attached), which I understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of Airguide, Inc. dated October 1, 2006, and correcting that Form 8-K filed by Airguide, Inc. on July 10, 2006. I agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,

/s/ Michael F. Cronin

Michael F. Cronin